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Personnel Option Status             Sycamore Networks, Inc.                               Page: 1
                                    ID:                                                   File:    Optstmt
                                    Sycamore Networks, Inc.                               Date:
                                    150 Apollo Drive                                      Time:
                                    Chelmsford, MA  01824


AS OF [  ]

[Name]                               ID:

[Address]

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           Option
Number      Date      Plan    Type    Granted   Price   Exercised    Vested    Cancelled   Unvested   Outstanding  Exercisable
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Information Currently on File
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Tax                     Rate%                   Broker                  Registration             Alternate Address
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